UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 14, 2008, ProLink Solutions, LLC (“ProLink”), a wholly-owned subsidiary of ProLink Holdings Corp., entered into an Exclusive Licensing and Distribution Agreement (the “Agreement”) with Golf Consulting Services (Houservices 24, S.L.), a company formed and existing under the laws of Spain (“Golf Consulting Services”). Pursuant to the Agreement, ProLink grants Golf Consulting Services the exclusive right to market, sell, distribute and service ProLink’s golf course management hardware and software products in Spain and Portugal. The Agreement details performance requirements for the rights granted thereunder, and provides for payment to Golf Consulting Services for marketing based on sales. The Agreement has an initial term of three years, with an automatic renewal of three years in the event that certain conditions are satisfied at such time, and provides for termination rights of the parties under certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: May 20, 2008

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer